UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported): January 23, 2014

___________________

KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35080	20-8947689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3405 Annapolis Lane North, Suite 200 Minneapolis, Minnesota	55447
(Address of principal executive offices)	(Zip Code)

(763) 235-3540

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

On January 23, 2014, Kips Bay Medical, Inc. (“Kips Bay”) entered into an underwriting agreement (the “Underwriting Agreement”), with Aegis Capital Corp., as representative of the several underwriters named in the Underwriting Agreement (the “Underwriters”), relating to a firm commitment underwritten public offering of 5,250,000 shares of common stock (the “Initial Shares”), at a public offering price of $0.70 per share, for total gross proceeds of $3,675,000. In addition, the Underwriting Agreement provides the Underwriters a 45-day option to purchase up to an additional 785,000 shares of common stock of Kips Bay at the public offering price less the underwriting discount to cover over-allotments, if any.

The closing of the sale of the Initial Shares is expected to occur on January 29, 2014. The net proceeds to Kips Bay are expected to be approximately $3.1 million, after deducting the underwriting discount and estimated offering expenses, and assuming no exercise by the Underwriters of its option to purchase additional shares of common stock. The offering was made to the public pursuant to a preliminary prospectus supplement dated January 23, 2014, a final prospectus supplement dated January 23, 2014 and a base prospectus dated December 20, 2013 under Kips Bay’s existing shelf registration statement on Form S-3 (File No. 333-192843), which was declared effective by the Securities and Exchange Commission on December 20, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements of Kips Bay and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this current report on Form 8-K and is incorporated by reference in this Item 1.01.

The Underwriting Agreement has been filed with this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Kips Bay. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. You should not rely on the representations, warranties and covenants in the Underwriting Agreement.

The opinion of Oppenheimer Wolff & Donnelly LLP provided in connection with the offering is attached to this report as Exhibit 5.1.

Item 8.01      Other Events.

On January 23, 2014, Kips Bay issued a press release announcing the proposed offering and a press release announcing the pricing of the offering described under Item 1.01 of this report. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this report and are incorporated by reference in this Item 8.01.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 23, 2014, between Kips Bay Medical, Inc. and Aegis Capital Corp., as Representative of the Several Underwriters named therein (filed herewith)
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith)
23.1	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1)
99.1	Press Release issued January 23, 2014 (filed herewith)
99.2	Press Release issued January 23, 2014 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2014	KIPS BAY MEDICAL, INC.

	By:	/s/ Scott Kellen
	Name:	Scott Kellen
	Title:	Chief Operating Officer and Chief Financial Officer

KIPS BAY MEDICAL, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
1.1	Underwriting Agreement, dated January 23, 2014, between Kips Bay Medical, Inc. and Aegis Capital Corp., as Representative of the Several Underwriters named therein	Filed herewith
5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith
23.1	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1
99.1	Press Release issued January 23, 2014	Filed herewith
99.2	Press Release issued January 23, 2014	Filed herewith